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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated February 18, 1994 relating to the financial statements of Santa Fe Energy Resources, Inc., which appears in such Prospectuses. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1993 listed under Item 14(a)(2) of the Santa Fe Energy Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in these Prospectuses, when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Prospectuses. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial and Operating Data".

PRICE WATERHOUSE

Houston, Texas
May 11, 1994